Exhibit 99.1

Headquarters Office 13737 Noel Road, Ste.100 Dallas, TX 75240 tel: 469.893.2000 fax: 469.893.8600 www.tenethealth.com

Contacts:
Media:	David Matthews (469) 893-2640
David.Matthews@tenethealth.com
Investors:	Thomas Rice (469) 893-2522 Thomas.Rice@tenethealth.com

Tenet Reports Third Quarter Net Income of $104 Million, Including

First Quarter of Outpatient Visit Growth in Five Years,

Fourth Consecutive Quarter of Admissions Growth, and

Pre-Tax Gains on Investment Sales of $140 Million

Highlights:

•

Net income of $104 million in Q3’08, an increase of $163 million as compared to a net loss of $59 million in Q3’07; income from continuing operations of $114 million in Q3’08, an increase of $155 million as compared to a loss from continuing operations of $41 million in Q3’07

•	Investment sale gains of $140 million, pre-tax

•	1.7 percent growth in same-hospital total admissions; 2.0 percent growth in same-hospital paying admissions

•	1.1 percent growth in same-hospital total outpatient visits; 2.3 percent growth in same-hospital paying outpatient visits

•	1.1 percent growth in same-hospital surgeries; 2.6 percent growth in same-hospital inpatient surgeries

•	3.4 percent decline in same-hospital commercial managed care admissions

•	0.6 percent decline in same-hospital commercial managed care outpatient visits

•	5.6 percent increase in same-hospital commercial managed care revenues

•	$160 million in same-hospital adjusted EBITDA, a decline of $4 million, or 2.4 percent, including an $11 million decline in revenues from prior year cost report adjustments

•	$151 million in cash from operations in Q3’08, an increase of $68 million from $83 million in Q3’07

•	$30 million in Adjusted Free Cash Flow from continuing operations in Q3’08, an increase of $117 million compared to Q3’07

•	$512 million in cash and equivalents at September 30, 2008

•	Bad debt ratio of 7.6 percent of same-hospital net revenues, unchanged from Q3’07

•	Outlook for 2008 net income revised to breakeven to $75 million, and outlook for adjusted EBITDA revised to $700-750 million

DALLAS – November 4, 2008 – Tenet Healthcare Corporation (NYSE:THC) today reported net income of $104 million, or $0.22 per share, for its third quarter of 2008, compared to a net loss of $59 million, or $0.12 per share, for its third quarter of 2007. Net income in the third quarter of 2008 included pre-tax gains on sales of investments of $140 million. Adjusted EBITDA, a non-GAAP term defined below, was $156 million for the third quarter of 2008 as compared to $164 million for the third quarter of 2007. Excluding $10 million of favorable prior year cost report adjustments from the third quarter of 2008 and $21 million of favorable prior year cost report adjustments from the third quarter of 2007, adjusted EBITDA increased by $3 million, or 2.1 percent. On a same-hospital basis, adjusted EBITDA was $160 million, a decline of $4 million, or 2.4 percent, as compared to $164 million in the third quarter of 2007. Excluding prior year cost report adjustments from both quarters, same-hospital adjusted EBITDA increased by $7 million, or 4.9 percent. Two hospitals, Irvine Regional Hospital and Medical Center and Community Hospital of Los Gatos, were moved to discontinued operations in the third quarter of 2008.

“We are very pleased to report another quarter of strong volume growth. We achieved growth in paying admissions of 2.0 percent and an even stronger 2.3 percent growth in paying outpatient visits,” said Trevor Fetter, president and chief executive officer. “This is our fourth consecutive quarter of positive admissions growth and the first quarter in five years in which we have achieved growth in total outpatient visits. These are both gratifying results and represent an important measure of our progress. However, growth in commercial admissions lagged, and we absorbed an increase in bad debt expense. While a softening economy may have constrained the robust momentum evident earlier in the year, we are confident we are on the right track, and we remain committed to our growth strategies.”

“Our volume picture continues to benefit from the accelerating net growth in our active medical staffs which grew by 426 physicians, or 3.3 percent, in the third quarter,” said Stephen L. Newman, M.D., chief operating officer. “By the end of September we had already added 900 physicians net of attrition putting us well within reach of our goal of achieving net expansion of our active medical staff by 1,000 physicians in 2008. We are very excited about the longer term potential these new physicians can be expected to have on our ability to drive targeted growth in government and commercial volumes.”

“Our operating results softened due to pressures from higher than expected bad debt and an adverse mix shift,” said Biggs C. Porter, chief financial officer. “Pricing continues to be a source of strength. Commercial revenues grew by 5.6 percent despite a 3.4 percent decline in commercial admissions. Our earnings were restrained by the need to absorb an incremental $4 million in expenses related to Hurricane Ike and an adverse swing of $11 million in cost report adjustments as compared to last year’s third quarter. We also experienced a significant $32 million increase in same-hospital supply costs although this increase was partially offset by incremental revenues directly linked to the rising cost of supplies. Reflecting the impact of these items which constrained adjusted EBITDA through September 30 to $533 million and the recent weakness in the macroeconomic environment, we are revising our outlook for 2008 net income to breakeven to $75 million and our outlook for adjusted EBITDA to a range of $700 to 750 million.”

Continuing Operations

Income from continuing operations for the third quarter of 2008 was $114 million, or $0.24 per share, including the following items with an aggregate, net favorable impact of $160 million pre-tax, $146 million after-tax or $0.30 per share:

1.	Net gains on sales of investments of $140 million pre-tax, $88 million after-tax before the deferred tax valuation allowance, or $0.18 per share,

2.	Hurricane-related costs of $4 million pre-tax, $3 million after-tax before the deferred tax valuation allowance, or $0.01 per share,

3.	Favorable net cost report and related valuation allowance adjustments of $10 million pre-tax, $6 million after-tax before the deferred tax valuation allowance, or $0.01 per share,

4.	Impairment of long-lived assets and restructuring charges of $1 million pre-tax, $1 million after-tax before the deferred tax valuation allowance, or zero cents per share,

5.	Litigation and investigation benefit of $5 million pre-tax, $3 million after-tax before the deferred tax valuation allowance, or $0.01 per share,

6.	Insurance recoveries included in investment earnings of $10 million pre-tax, $6 million after-tax before the deferred tax valuation allowance, or $0.01 per share, related to the December 2004 litigation settlement involving our former Redding Medical Center, and

7.	Favorable income tax adjustments of $47 million, or $0.10 per share, primarily related to a decrease in the Company’s valuation allowance for deferred tax assets and a reduction of estimated liabilities for uncertain tax positions.

Stock-based compensation expense, included in salaries, wages and benefits, was $7 million pre-tax, $4 million after-tax before deferred tax valuation allowance, or $0.01 per share, in the third quarter of 2008 compared to $9 million pre-tax, $6 million after-tax, or $0.01 per share in the third quarter of 2007.

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term defined below, was $156 million, or a margin of 7.2 percent of net operating revenues, in the third quarter of 2008. This represents a decrease of $8 million, or 4.9 percent, from adjusted EBITDA of $164 million in the third quarter of 2007, and a margin decline of 80 basis points as compared to an adjusted EBITDA margin of 8.0 percent in the third quarter of 2007. Adjusted EBITDA was $533 million for the first nine months of 2008 as compared to $501 million for the first nine months of 2007, an increase of $32 million, or 6.4 percent.

Same-hospital adjusted EBITDA was $160 million in the third quarter of 2008, a decrease of $4 million, or 2.4 percent, from $164 million in the third quarter of 2007. Same-hospital adjusted EBITDA margin decreased by 60 basis points to 7.5 percent in the third quarter of 2008 as compared to the same-hospital adjusted EBITDA margin of 8.1 percent in the third quarter of 2007. For the first nine months of 2008, same-hospital adjusted EBITDA was $551 million, an increase of $50 million, or 10.0 percent, as compared to $501 million for the first nine months of 2007.

Adjusted EBITDA is a non-GAAP term defined by the Company as net income (loss) before: (1) the cumulative effect of changes in accounting principle, net of tax; (2) income (loss) from discontinued operations, net of tax; (3) income tax (expense) benefit; (4) net gain (loss) on sales of investments; (5) minority interests; (6) investment earnings; (7) interest expense; (8) litigation and investigation (costs) benefit; (9) hurricane insurance recoveries, net of costs; (10) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries; (11) amortization; and (12) depreciation. A reconciliation of net income (loss) to adjusted EBITDA is provided in Table #1 at the end of this release.

Same-Hospital Data

At September 30, 2008, there were 50 hospitals in total-hospital continuing operations, a net decline of two hospitals from the 52 hospitals reported in total-hospital continuing operations at June 30, 2008. This reduction reflects the reclassification of Irvine Regional Hospital and Medical Center and Community Hospital of Los Gatos into discontinued operations.

Same-hospital continuing operations data excludes two hospitals: (1) Coastal Carolina Medical Center, which we acquired on June 30, 2007; and (2) Sierra Providence East Medical Center, which opened on May 21, 2008. Same-hospital continuing operations data is the primary form of tabular data presentation in the narrative sections of this document. There are currently 48 hospitals in same-hospital continuing operations. The Company intends to add Coastal Carolina Medical Center to same-hospital continuing operations beginning on January 1, 2009.

Total-hospital data, including Coastal Carolina Medical Center and Sierra Providence East Medical Center, is provided in the tabular presentation of data at the end of this document. As a result of this approach, certain amounts in the narrative section of this document will not tie to amounts in the condensed consolidated statement of operations.

Admissions, Patient Days and Surgeries

Admissions, Patient Days and Surgeries		Same-Hospital Continuing Operations
		Q3’08	Q3’07	Change (%)
Commercial Managed Care Admissions		34,984	36,222	(3.4)
Governmental Managed Care Admissions		27,485	24,218	13.5
Medicare Admissions		38,254	38,729	(1.2)
Medicaid Admissions		16,785	16,203	3.6
Uninsured Admissions		6,297	6,005	4.9
Charity Care Admissions		2,164	2,660	(18.6)
Other Admissions		3,607	3,336	8.1
Total Admissions		129,576	127,373	1.7
Admissions excluding Charity + Uninsured		121,115	118,708	2.0
Charity Admissions + Uninsured Admissions		8,461	8,665	(2.4)
Admissions through Emergency Department		71,218	68,890	3.4
Commercial Managed Care Admits / Total Admits	(%)	27.0	28.4	(1.4	) (a)
Emergency Department Admissions / Total Admits	(%)	55.0	54.1	0.9	(a)
Uninsured Admissions / Total Admissions	(%)	4.9	4.7	0.2	(a)
Charity Admissions / Total Admissions	(%)	1.7	2.1	(0.4	) (a)
Surgeries – Inpatient		39,507	38,505	2.6
Surgeries – Outpatient		51,364	51,344	—
Surgeries – Total		90,871	89,849	1.1
Patient Days – Total		631,142	631,343	—
Adjusted Patient Days (b)		921,684	905,645	1.8
Patient Days – Commercial Managed Care		137,723	147,724	(6.8)
Average Length of Stay	(days)	4.9	5.0	(0.1	) (a)
Adjusted Patient Admissions (b)		190,569	184,108	3.5

(a)	This change is the difference between the Q3’08 and Q3’07 amounts shown.
(b)	“Adjusted Patient Days / Admissions” represent actual patient days / admissions adjusted to include outpatient services by multiplying actual patient days / admissions by the sum of gross inpatient revenues and outpatient revenues and dividing the results by gross inpatient revenues.

Our California, Florida and Central Regions all achieved admissions growth of 2.3 percent or better. This strong growth was partially offset by an admissions decline of 2.4 percent in our Southern States Region.

A reduced number of commercial managed care obstetrics admissions accounted for approximately half of the third quarter admissions decline in commercial managed care. Obstetrics is not typically a service line the Company emphasizes within its Targeted Growth Initiative (“TGI”).

Outpatient Visits

Outpatient Visits		Same-Hospital Continuing Operations
		Q3’08	Q3’07	Change (%)
Total OP Visits		943,410	933,313	1.1
Uninsured OP Visits		98,157	104,784	(6.3)
Uninsured OP Visits / Total OP Visits	(%)	10.4	11.2	(0.8	) (a)
Charity Care OP Visits		5,333	7,345	(27.4)
Charity Care OP Visits / Total OP Visits	(%)	0.6	0.8	(0.2	) (a)
Uninsured + Charity OP visits		103,490	112,129	(7.7)
OP Visits excluding Charity and Uninsured		839,920	821,184	2.3
OP Surgery Visits		51,364	51,344	—
Commercial Managed Care OP Visits		353,039	355,210	(0.6)
Commercial OP Visits / Total Visits	(%)	37.4	38.1	(0.7	) (a)

(a)	This change is the difference between the Q3’08 and Q3’07 amounts shown.

Paying outpatient visits (excludes uninsured and charity outpatient visits) increased by 2.3 percent in the third quarter of 2008 as compared to the third quarter of 2007. Our growth in outpatient visits continues to be adversely impacted by increasing competition from physician-owned entities providing outpatient services.

Outpatient visits at our freestanding ambulatory surgery centers were unchanged from the third quarter of 2007. A key factor contributing to the decline in charity visits is the recent expansion of a county government clinic near one of our hospitals.

Revenues

Revenues ($ in millions)		Same-Hospital Continuing Operations
		Q3’08	Q3’07	Change (%)

Net Operating Revenues		2,138	2,032	5.2
Net Patient Revenues from Commercial Managed Care		853	808	5.6
Uninsured Revenues		152	159	(4.4)
Charity Care Gross Charges (a)		146	161	(9.3)
Provision for Doubtful Accounts (“Bad Debt”)		163	154	5.8
Uncompensated Care (b)		309	315	(1.9)
Uncompensated Care / (Net Operating Revenues plus Charity Care Gross Charges) (b)	(%)	13.5	14.4	(0.9	) (c)

(a)	Charity Care Gross Charges are not included in Net Operating Revenues.
(b)	“Uncompensated Care” is a non-GAAP measure defined as Charity Care gross charges plus Provision for Doubtful Accounts.
(c)	This change is the difference between the Q3’08 and Q3’07 amounts shown.

Net operating revenues increased by $106 million, or 5.2 percent, from the third quarter of 2007 to the third quarter of 2008. Excluding $10 million of favorable prior year cost report and valuation allowance adjustments from net operating revenues for the third quarter of 2008 and $21 million of favorable prior year cost report adjustments in the third quarter of 2007, net operating revenues increased by $117 million, or 5.8 percent.

Uninsured revenues declined by 4.4 percent despite the growth in uninsured admissions of 4.9 percent. This was partially due to the 6.3 percent decline in uninsured outpatient visits as well as a decline in certain types of uninsured surgery procedures, which contributed to a decline in the average revenue per uninsured admission.

Pricing

Pricing ($)	Same-Hospital Continuing Operations
	Q3’08	Q3’07	Change (%)
Net Inpatient Revenue per Admission	10,851	10,685	1.6
Net Inpatient Revenue per Patient Day	2,228	2,156	3.3
Net Outpatient Revenue per Visit	692	643	7.6
Net Patient Revenue per Adjusted Patient Admission	10,804	10,651	1.4
Net Patient Revenue per Adjusted Patient Day	2,234	2,165	3.2
Managed Care: Net Inpatient Revenue per Admission	11,422	10,849	5.3
Managed Care: Net Outpatient Revenue per Visit	811	761	6.6

While pricing improvement was evident across all key metrics, primarily reflecting the improved terms of our commercial managed care contracts, the increases were restrained by an adverse mix shift reflecting the loss of commercial volumes and an $11 million decline in the amount of favorable cost report and valuation allowance adjustments in the third quarter of 2008 compared to the third quarter of 2007. Outpatient pricing outpaced the growth in inpatient pricing due to an improving mix of procedures performed in our outpatient facilities. Recent acquisitions of free-standing outpatient facilities have enhanced our outpatient mix by contributing to the growth in the number of outpatient surgeries and the clinical intensity of these procedures.

Controllable Operating Expenses

Controllable Operating Expenses		Same-Hospital Continuing Operations
		Q3’08	Q3’07	Change (%)
Salaries, Wages & Benefits	($mm)	942	903	4.3
Supplies	($mm)	378	346	9.2
Other Operating Expenses	($mm)	495	465	6.5
Total Controllable Operating Expenses	($mm)	1,815	1,714	5.9
Rent / Lease Expense (a)	($mm)	35	33	6.1
Unit Cost Statistics
Salaries, Wages & Benefits per Adjusted Patient Day	($)	1,022	997	2.5
Supplies per Adjusted Patient Day	($)	410	382	7.3
Other Operating Expenses per Adjusted Patient Day	($)	537	513	4.7
Total Controllable Operating Expenses per Adjusted Patient Day	($)	1,969	1,892	4.1

(a)	Included in Other Operating Expenses

On a per adjusted patient day basis, salaries, wages and benefits increased 2.5 percent in the third quarter of 2008 as compared to the third quarter of 2007. This increase is primarily due to merit increases for our employees and increased annual incentive compensation costs, health benefits and retirement plans costs, partially offset by declines in full-time employee headcount, contract labor expense, stock compensation expense, and improved workers’ compensation loss experience. Contract labor expense, which is included in salaries, wages and benefits, was $34 million in the third quarter of 2008, a decrease of $5 million, or 12.8 percent, as compared to $39 million in the third quarter of 2007.

Supplies expense per adjusted patient day increased by 7.3 percent in the third quarter of 2008 as compared to the third quarter of 2007. The increase in supplies expense is primarily due to the increased number of surgeries as well as the higher costs for implants and pacemakers reflecting increased volumes, technology improvements and inflationary price increases, and higher pharmaceutical costs due to a shift in the mix of services at some of our hospitals. These increases were partially offset by lower cardiovascular costs, resulting from a decline in cardiovascular procedures. A portion of the increase in supplies expanse is offset by revenue growth related to pass-through payments we receive from certain payers.

“Other Operating Expenses” per adjusted patient day increased by 4.7 percent in the third quarter of 2008 as compared to the third quarter of 2007. The net increase is due to a number of items including:

•	Higher physician fees, including emergency department on-call payments,

•	Increases in utility and other energy costs,

•	Higher repair costs, including expenses related to recent hurricanes, and

•	Higher contracted services costs, partially offset by

•	Lower consulting costs and malpractice expense.

The “Other Operating Expenses” line item includes malpractice expense, which was $31 million in the third quarter of 2008, a decline of $7 million, or 18.4 percent, compared to $38 million in the third quarter of 2007. This decrease is primarily attributable to improved claims experience, partially offset by $4 million of incremental expense related to the lower interest rate environment, which increased the discounted present value of projected future liabilities.

Provision for Doubtful Accounts

Bad Debt		Same-Hospital Continuing Operations
		Q3’08	Q3’07	Change (%)
Provision for Doubtful Accounts (“Bad Debt”)	($mm)	163	154	5.8
Bad Debt / Net Operating Revenues	(%)	7.6	7.6	—	(a)
Collection Rate from Self-Pay	(%)	35.4	35.8	(0.4	) (a)
Collection Rate from Managed Care Payers	(%)	97.9	97.7	0.2	(a)

(a) This change is the difference between the Q3’08 and Q3’07 amounts shown.

The bad debt ratio was flat at 7.6 percent relative to the third quarter of 2007. Improved point of service collections and improved insurance balances by aging category are partially mitigating the negative impact on bad debt resulting from the growth in self-pay accounts assigned to collection agencies, a slight decline in self-pay collection trends since the first half of 2008, pricing increases and improved charge capture in our emergency departments.

Accounts Receivable

Consolidated accounts receivable were $1.356 billion at September 30, 2008 and $1.450 billion at June 30, 2008. Accounts receivable days outstanding from continuing operations were 51 days at September 30, 2008, compared to 53 days at June 30, 2008.

Cash Flow

Cash and cash equivalents were $512 million at September 30, 2008, an increase of $160 million from $352 million at June 30, 2008. Adjusted Free Cash Flow, defined below, was positive $30 million in the third quarter of 2008 compared to negative $87 million in the third quarter of 2007.

“Adjusted Free Cash Flow”, a non-GAAP term, is defined by the Company as cash flow provided by (used in) operating activities less (1) capital expenditures in continuing operations, (2) new and replacement hospital construction expenditures, (3) income tax refunds (payments), net, (4) net cash provided by operating activities from discontinued operations, and (5) payments against reserves for restructuring charges, litigation costs and settlements. The reconciliation of net cash provided by operating activities, the most comparable GAAP term, to Adjusted Free Cash Flow is provided in Table #2 at the end of this release.

Significant cash receipts and disbursements in the third quarter of 2008 included:

1.	$144 million in proceeds classified as investing activities from the sale of the Company’s investment in Broadlane,

2.	$46 million of insurance recoveries related to our December 2004 Redding Medical Center litigation settlement; based on the components of the recovery, $30 million was classified as discontinued operations cash flows from operations, and $16 million was classified as continuing operations cash flows from operations,

3.	$25 million of proceeds classified as investing activities from the sale of our interest in a joint venture with a real estate investment trust,

4.	$71 million of proceeds classified as investing activities from the sale of facilities and other assets related to discontinued operations, excluding the simultaneous purchase and sale of the Tarzana campus of Encino-Tarzana Regional Medical Center,

5.	$8 million of proceeds classified as investing activities from the Company’s investment in hospital authority bonds related to previously divested hospitals in the Dallas, Texas area,

6.	$114 million in capital expenditures, consisting of $109 million in continuing operations and $5 million in discontinued operations,

7.	$126 million in interest payments,

8.	$22 million in principal payments (excluding interest of $3 million) classified as operating cash outflows related to the Company’s 2006 civil settlement with the federal government, and

9.	$9 million of lease termination payments classified as a discontinued operations cash outflow from operations associated with the divestiture of the Tarzana campus.

Net cash provided by operating activities was $151 million in the third quarter of 2008 as compared to $83 million in the third quarter of 2007, an increase of $68 million. Key factors contributing to the increase in cash provided by operating activities in the third quarter of 2008 compared to the third quarter of 2007 include the following:

(1)	$75 million of additional cash flows related to enhanced management of accounts receivable,

(2)	$46 million of insurance recoveries related to our December 2004 Redding Medical Center litigation settlement as discussed above,

(3)	$25 million of payments in the third quarter of 2008 related to our 2006 civil settlement with the federal government as discussed above (no payments related to this settlement were required in the third quarter of 2007), and

(4)	$9 million of lease termination payments associated with the divestiture of the Tarzana campus as discussed above.

Outlook for 2008 and 2009

In light of the Company’s nine months adjusted EBITDA of $533 million and a weakening macroeconomic environment, the Company’s outlook for 2008 net income has been revised to breakeven to $75 million and the outlook for adjusted EBITDA has been revised to a range of $700 million to $750 million. The Company intends to provide its 2009 outlook when its fourth quarter results are released in February 2009.

A reconciliation of the Company’s outlook for 2008 adjusted EBITDA to net income for the year ending December 31, 2008 is provided in Table #3; and a reconciliation of revised outlook for adjusted net cash provided by operating activities and outlook adjusted free cash flow from continuing operations to outlook net cash provided by operating activities for the year ending December 31, 2008 is provided in Table #4 at the end of this document.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss third quarter 2008 results on a webcast scheduled to begin at 10:00 AM (ET) on November 4, 2008. This webcast may be accessed through Tenet website at www.tenethealth.com. A set of slides will be posted to the Company’s website at approximately 7:30 AM (ET), which may be referred to during management’s remarks.

Tenet Healthcare Corporation, through its subsidiaries, owns and operates acute care hospitals and related ancillary health care businesses, which include ambulatory surgery centers and diagnostic imaging centers. Tenet is committed to providing high quality care to patients in the communities we serve. Tenet can be found on the World Wide Web at www.tenethealth.com.

# # #

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2007, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended September 30,
	2008	%	2007	%	Change
Net operating revenues	$2,158	100.0%	$2,041	100.0%	5.7%
Operating expenses:
Salaries, wages and benefits	(952)	(44.1)%	(906)	(44.4)%	5.1%
Supplies	(380)	(17.6)%	(347)	(17.0)%	9.5%
Provision for doubtful accounts	(166)	(7.7)%	(155)	(7.6)%	7.1%
Other operating expenses, net	(504)	(23.4)%	(469)	(23.1)%	7.5%
Depreciation	(84)	(3.9)%	(77)	(3.8)%	9.1%
Amortization	(10)	(0.4)%	(7)	(0.3)%	28.6%
Impairment of long-lived assets and goodwill, and restructuring charges	(1)	—	(13)	(0.6)%
Litigation and investigation (costs) benefit	5	0.2%	(3)	(0.1)%

Operating income	66	3.1%	64	3.1%
Interest expense	(106)		(105)
Investment earnings	12		10
Minority interests	(2)		—
Net gain on sales of investments	140		—

Income (loss) from continuing operations, before income taxes	110		(31)
Income tax (expense) benefit	4		(10)

Income (loss) from continuing operations, before discontinued operations	114		(41)
Discontinued operations:
Loss from operations	(29)		(5)
Impairment of long-lived assets and goodwill, and restructuring charges	(21)		(6)
Net loss on sales of facilities	(3)		(5)
Litigation settlements, net of insurance recoveries	39		—
Income tax (expense) benefit	4		(2)

Loss from discontinued operations, net of tax	(10)		(18)

Net income (loss)	$104		$(59)

Earnings (loss) per share Basic and diluted
Continuing operations	$0.24		$(0.08)
Discontinued operations	(0.02)		(0.04)

	$0.22		$(0.12)

Weighted average shares and dilutive securities outstanding (in thousands):	480,789		473,984

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Nine Months Ended September 30,
	2008	%	2007	%	Change
Net operating revenues	$6,468	100.0%	$6,090	100.0%	6.2%
Operating expenses:
Salaries, wages and benefits	(2,849)	(44.0)%	(2,709)	(44.5)%	5.2%
Supplies	(1,140)	(17.6)%	(1,053)	(17.3)%	8.3%
Provision for doubtful accounts	(466)	(7.2)%	(427)	(7.0)%	9.1%
Other operating expenses, net	(1,480)	(22.9)%	(1,400)	(23.0)%	5.7%
Depreciation	(250)	(3.9)%	(230)	(3.7)%	8.7%
Amortization	(27)	(0.4)%	(23)	(0.4)%	17.4%
Impairment of long-lived assets and goodwill, and restructuring charges	(4)	(0.1)%	(24)	(0.4)%
Litigation and investigation costs	(45)	(0.7)%	(1)	—%

Operating income	207	3.2%	223	3.7%
Interest expense	(312)		(315)
Investment earnings	21		36
Minority interests	(3)		(2)
Net gain on sales of investments	140		—

Income (loss) from continuing operations, before income taxes	53		(58)
Income tax benefit	19		83

Income from continuing operations, before discontinued operations	72		25
Discontinued operations:
Loss from operations	(19)		(29)
Impairment of long-lived assets and goodwill, and restructuring charges	(38)		(18)
Net gain (loss) on sales of facilities	5		(4)
Litigation settlements, net of insurance recoveries	39		—
Income tax (expense) benefit	(1)		12

Loss from discontinued operations, net of tax	(14)		(39)

Net income (loss)	$58		$(14)

Earnings (loss) per share Basic and diluted
Continuing operations	$0.15		$0.05
Discontinued operations	(0.03)		(0.08)

	$0.12		$(0.03)

Weighted average shares and dilutive securities outstanding (in thousands):	478,662		474,506

TENET HEALTHCARE CORPORATION

BALANCE SHEET DATA

(Unaudited)

(Dollars in millions)	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$512	$572
Investments in Reserve Yield Plus Fund	48	—
Investments in marketable debt securities	—	20
Accounts receivable, less allowance for doubtful accounts	1,356	1,385
Inventories of supplies, at cost	165	183
Income tax receivable	20	7
Deferred income taxes	91	87
Assets held for sale	362	51
Other current assets	282	255

Total current assets	2,836	2,560
Investments and other assets	282	288
Property and equipment, at cost, less accumulated depreciation and amortization	4,239	4,645
Goodwill	609	607
Other intangible assets, at cost, less accumulated amortization	328	293

Total assets	$8,294	$8,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2	$1
Accounts payable	632	780
Accrued compensation and benefits	391	393
Professional and general liability reserves	150	161
Accrued interest payable	97	126
Accrued legal settlement costs	167	119
Other current liabilities	536	468

Total current liabilities	1,975	2,048
Long-term debt, net of current portion	4,777	4,771
Professional and general liability reserves	548	555
Accrued legal settlement costs	95	163
Other long-term liabilities and minority interests	649	683
Deferred income taxes	114	119

Total liabilities	8,158	8,339
Commitments and contingencies
Shareholders’ equity:
Common stock	26	26
Additional paid-in capital	4,437	4,412
Accumulated other comprehensive loss	(29)	(28)
Accumulated deficit	(2,819)	(2,877)
Less common stock in treasury, at cost	(1,479)	(1,479)

Total shareholders’ equity	136	54

Total liabilities and shareholders’ equity	$8,294	$8,393

TENET HEALTHCARE CORPORATION

CASH FLOW DATA

(Unaudited)

(Dollars in millions)	Nine Months Ended September 30,
	2008	2007
Net income (loss)	$58	$(14)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	277	253
Provision for doubtful accounts	466	427
Net gain on sales of investments	(140)	—
Deferred income tax expense (benefit)	11	(2)
Stock-based compensation expense	27	31
Impairment of long-lived assets and goodwill, and restructuring charges	4	24
Litigation and investigation costs	45	1
Pre-tax loss from discontinued operations	13	51
Other items, net	2	(11)
Changes in cash from changes in operating assets and liabilities:
Accounts receivable	(481)	(486)
Inventories and other current assets	4	(7)
Income taxes	(32)	74
Accounts payable, accrued expenses and other current liabilities	(44)	(160)
Other long-term liabilities	(26)	23
Payments against reserves for restructuring charges and litigation costs and settlements	(79)	(39)
Net cash provided by operating activities from discontinued operations, excluding income taxes	36	49

Net cash provided by operating activities	141	214
Cash flows from investing activities:
Purchases of property and equipment:
Continuing operations	(332)	(363)
Discontinued operations	(16)	(34)
Construction of new and replacement hospitals	(65)	(44)
Purchase of business or joint venture interest	(92)	(36)
Proceeds from sales of facilities and other assets – discontinued operations	160	84
Proceeds from sales of marketable securities, long-term investments and other assets	192	652
Purchases of marketable securities	(17)	(644)
Reclassification of cash equivalents into Reserve Yield Plus Fund	(48)	—
Proceeds from hospital authority bonds	8	31
Proceeds from cash surrender value of insurance policies	4	32
Other items, net	3	(1)

Net cash used in investing activities	(203)	(323)
Cash flows from financing activities:
Repayments of borrowings	(1)	(21)
Other items, net	3	1

Net cash provided by (used in) financing activities	2	(20)

Net decrease in cash and cash equivalents	(60)	(129)
Cash and cash equivalents at beginning of period	572	784

Cash and cash equivalents at end of period	$512	$655

Supplemental disclosures:
Interest paid, net of capitalized interest	$(321)	$(314)
Income tax (payments) refunds, net	$(3)	$168

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change		2008	2007	Change
Net inpatient revenues	$1,406	$1,361	3.3%		$4,283	$4,092	4.7%
Net outpatient revenues	$653	$600	8.8%		$1,926	$1,773	8.6%

Number of general hospitals (at end of period)	48	48	—	*	48	48	—	*
Licensed beds (at end of period)	13,380	13,424	(0.3)%		13,380	13,424	(0.3)%
Average licensed beds	13,385	13,424	(0.3)%		13,400	13,423	(0.2)%
Utilization of licensed beds	51.3%	51.1%	0.2%	*	53.7%	53.4%	0.3%	*
Patient days	631,142	631,343	—		1,973,475	1,955,887	0.9%
Adjusted patient days	921,684	905,645	1.8%		2,834,581	2,778,311	2.0%
Net inpatient revenue per patient day	$2,228	$2,156	3.3%		$2,170	$2,092	3.7%
Admissions	129,576	127,373	1.7%		396,764	390,414	1.6%
Adjusted patient admissions	190,569	184,108	3.5%		573,955	558,328	2.8%
Net inpatient revenue per admission	$10,851	$10,685	1.6%		$10,795	$10,481	3.0%
Average length of stay (days)	4.9	5.0	(0.1)	*	5.0	5.0	—	*
Surgeries	90,871	89,849	1.1%		270,099	267,604	0.9%
Net outpatient revenue per visit	$692	$643	7.6%		$677	$624	8.5%
Outpatient visits	943,410	933,313	1.1%		2,843,709	2,843,382	—

Sources of net patient revenue
Medicare	25.0%	25.3%	(0.3)%	*	25.4%	26.0%	(0.6)%	*
Medicaid	8.6%	9.5%	(0.9)%	*	8.5%	8.8%	(0.3)%	*
Managed care governmental	13.4%	11.4%	2.0%	*	13.3%	11.8%	1.5%	*
Managed care commercial	41.5%	41.2%	0.3%	*	41.1%	41.1%	—	*
Indemnity, self-pay and other	11.5%	12.6%	(1.1)%	*	11.7%	12.3%	(0.6)%	*

*	This change is the difference between the 2008 and 2007 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	Change		2008	2007	Change
Net inpatient revenues	$1,414	$1,364	3.7%		$4,297	$4,095	4.9%
Net outpatient revenues	$664	$604	9.9%		$1,945	$1,777	9.5%

Number of general hospitals (at end of period)	50	49	1	*	50	49	1	*
Licensed beds (at end of period)	13,531	13,465	0.5%		13,531	13,465	0.5%
Average licensed beds	13,536	13,465	0.5%		13,502	13,441	0.5%
Utilization of licensed beds	51.0%	51.1%	(0.1)%	*	53.5%	53.4%	0.1%	*
Patient days	634,755	633,232	0.2%		1,980,633	1,957,776	1.2%
Adjusted patient days	930,381	910,737	2.2%		2,853,234	2,783,403	2.5%
Net inpatient revenue per patient day	$2,228	$2,154	3.4%		$2,170	$2,092	3.7%
Admissions	130,545	127,767	2.2%		398,610	390,808	2.0%
Adjusted patient admissions	192,799	185,170	4.1%		578,597	559,390	3.4%
Net inpatient revenue per admission	$10,832	$10,676	1.5%		$10,780	$10,478	2.9%
Average length of stay (days)	4.9	5.0	(0.1)%	*	5.0	5.0	— *
Surgeries	91,407	90,327	1.2%		271,193	268,082	1.2%
Net outpatient revenue per visit	$692	$639	8.3%		$675	$623	8.3%
Outpatient visits	959,222	943,706	1.6%		2,881,757	2,853,775	1.0%

Sources of net patient revenue
Medicare	25.0%	25.3%	(0.3)%	*	25.4%	26.0%	(0.6)%	*
Medicaid	8.6%	9.5%	(0.9)%	*	8.5%	8.8%	(0.3)%	*
Managed care governmental	13.3%	11.4%	1.9%	*	13.3%	11.8%	1.5%	*
Managed care commercial	41.5%	41.2%	0.3%	*	41.1%	41.0%	0.1%	*
Indemnity, self-pay and other	11.6%	12.6%	(1.0)%	*	11.7%	12.4%	(0.7)%	*

*	This change is the difference between the 2008 and 2007 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2008 by Calendar Quarter

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended			Nine Months Ended
	3/31/08	6/30/08	9/30/08	9/30/08
Net operating revenues	$2,178	$2,132	$2,158	$6,468
Operating expenses:
Salaries, wages and benefits	(954)	(943)	(952)	(2,849)
Supplies	(379)	(381)	(380)	(1,140)
Provision for doubtful accounts	(147)	(153)	(166)	(466)
Other operating expenses, net	(483)	(493)	(504)	(1,480)
Depreciation	(82)	(84)	(84)	(250)
Amortization	(8)	(9)	(10)	(27)
Impairment of long-lived assets and goodwill, and restructuring charges	(1)	(2)	(1)	(4)
Litigation and investigation (costs) benefit	(47)	(3)	5	(45)

Operating income	77	64	66	207
Interest expense	(104)	(102)	(106)	(312)
Investment earnings	5	4	12	21
Minority interests	(1)	—	(2)	(3)
Net gain on sales of investments	—	—	140	140

Income (loss) from continuing operations, before income taxes	(23)	(34)	110	53
Income tax (expense) benefit	(1)	16	4	19

Income (loss) from continuing operations, before discontinued operations	(24)	(18)	114	72
Discontinued operations:
Income (loss) from operations	5	5	(29)	(19)
Impairment of long-lived assets and goodwill, and restructuring charges	(10)	(7)	(21)	(38)
Net gain (loss) on sales of facilities	—	8	(3)	5
Litigation settlements, net of insurance recoveries	—	—	39	39
Income tax (expense) benefit	(2)	(3)	4	(1)

Income (loss) from discontinued operations, net of tax	(7)	3	(10)	(14)

Net income (loss)	$(31)	$(15)	104	58

Earnings (loss) per share Basic and diluted
Continuing operations	$(0.05)	$(0.04)	$0.24	$0.15
Discontinued operations	(0.01)	0.01	(0.02)	(0.03)

	$(0.06)	$(0.03)	$0.22	$0.12

Weighted average shares and dilutive securities outstanding (in thousands):	475,066	476,308	480,789	478,662

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS

Fiscal 2008 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended			Nine Months Ended
	3/31/08	6/30/08	9/30/08	9/30/08
Net inpatient revenues	$1,476	$1,401	$1,406	$4,283
Net outpatient revenues	$624	$649	$653	$1,926

Number of general hospitals (at end of period)	48	48	48	48
Licensed beds (at end of period)	13,397	13,394	13,380	13,380
Average licensed beds	13,416	13,396	13,385	13,400
Utilization of licensed beds	57.0%	53.0%	51.3%	53.7%
Patient days	695,812	646,521	631,142	1,973,475
Adjusted patient days	978,880	934,017	921,684	2,834,581
Net inpatient revenue per patient day	$2,121	$2,167	$2,228	$2,170
Admissions	136,765	130,423	129,576	396,764
Adjusted patient admissions	193,599	189,787	190,569	573,955
Net inpatient revenue per admission	$10,792	$10,742	$10,851	$10,795
Average length of stay (days)	5.1	5.0	4.9	5.0
Surgeries	87,774	91,454	90,871	270,099
Net outpatient revenue per visit	$653	$687	$692	$677
Outpatient visits	955,386	944,913	943,410	2,843,709

Sources of net patient revenue
Medicare	26.2%	25.0%	25.0%	25.4%
Medicaid	8.5%	8.4%	8.6%	8.5%
Managed care governmental	13.4%	13.2%	13.4%	13.3%
Managed care commercial	40.1%	41.9%	41.5%	41.1%
Indemnity, self-pay and other	11.8%	11.5%	11.5%	11.7%

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS

Fiscal 2008 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended			Nine Months Ended
	3/31/08	6/30/08	9/30/08	9/30/08
Net inpatient revenues	$1,478	$1,405	$1,414	$4,297
Net outpatient revenues	$627	$654	$664	$1,945

Number of general hospitals (at end of period)	49	50	50	50
Licensed beds (at end of period)	13,438	13,545	13,531	13,531
Average licensed beds	13,457	13,510	13,536	13,502
Utilization of licensed beds	56.9%	52.8%	51.0%	53.5%
Patient days	697,274	648,604	634,755	1,980,633
Adjusted patient days	983,127	939,726	930,381	2,853,234
Net inpatient revenue per patient day	$2,120	$2,166	$2,228	$2,170
Admissions	136,765	130,423	130,545	398,610
Adjusted patient admissions	194,592	191,205	192,799	578,597
Net inpatient revenue per admission	$10,807	$10,773	$10,832	$10,780
Average length of stay (days)	5.1	5.0	4.9	5.0
Surgeries	88,015	91,771	91,407	271,193
Net outpatient revenue per visit	$650	$683	$692	$675
Outpatient visits	965,200	957,335	959,222	2,881,757

Sources of net patient revenue
Medicare	26.2%	24.9%	25.0%	25.4%
Medicaid	8.5%	8.4%	8.6%	8.5%
Managed care governmental	13.4%	13.2%	13.3%	13.3%
Managed care commercial	40.1%	41.8%	41.5%	41.1%
Indemnity, self-pay and other	11.8%	11.7%	11.6%	11.7%

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2007 by Calendar Quarter

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/07	6/30/07	9/30/07	12/31/07	12/31/07
Net operating revenues	$2,047	$2,002	$2,041	$2,077	$8,167
Operating expenses:
Salaries, wages and benefits	(915)	(888)	(906)	(946)	(3,655)
Supplies	(357)	(349)	(347)	(365)	(1,418)
Provision for doubtful accounts	(133)	(139)	(155)	(134)	(561)
Other operating expenses, net	(462)	(469)	(469)	(476)	(1,876)
Depreciation	(76)	(77)	(77)	(78)	(308)
Amortization	(7)	(9)	(7)	(7)	(30)
Impairment of long-lived assets and goodwill, and restructuring charges	(3)	(8)	(13)	(25)	(49)
Hurricane insurance recoveries, net of costs	—	—	—	3	3
Litigation and investigation (costs) benefit	1	1	(3)	(12)	(13)

Operating income	95	64	64	37	260
Interest expense	(105)	(105)	(105)	(104)	(419)
Investment earnings	11	15	10	11	47
Minority interests	(2)	—	—	(2)	(4)

Loss from continuing operations, before income taxes	(1)	(26)	(31)	(58)	(116)
Income tax (expense) benefit	90	3	(10)	(20)	63

Income (loss) from continuing operations, before discontinued operations	89	(23)	(41)	(78)	(53)
Discontinued operations:
Income (loss) from operations	(19)	(5)	(5)	26	(3)
Impairment of long-lived assets and goodwill, and restructuring charges	(9)	(3)	(6)	(22)	(40)
Net gain (loss) on sales of facilities	(1)	2	(5)	(4)	(8)
Income tax (expense) benefit	15	(1)	(2)	3	15

Income (loss) from discontinued operations, net of tax	(14)	(7)	(18)	3	(36)

Net income (loss)	$75	$(30)	$(59)	$(75)	$(89)

Earnings (loss) per share Basic and diluted
Continuing operations	$0.19	$(0.05)	$(0.08)	$(0.16)	$(0.11)
Discontinued operations	(0.03)	(0.01)	(0.04)	—	(0.08)

	$0.16	$(0.06)	$(0.12)	$(0.16)	$(0.19)

Weighted average shares and dilutive securities outstanding (in thousands):	474,326	473,212	473,984	474,286	473,405

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS

Fiscal 2007 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended				Year Ended
	3/31/07	6/30/07	9/30/07	12/31/07	12/31/07
Net inpatient revenues	$1,390	$1,341	$1,361	$1,393	$5,485
Net outpatient revenues	$580	$593	$600	$603	$2,376

Number of general hospitals (at end of period)	48	48	48	48	48
Licensed beds (at end of period)	13,424	13,417	13,424	13,454	13,454
Average licensed beds	13,417	13,427	13,424	13,454	13,431
Utilization of licensed beds	56.9%	52.1%	51.1%	52.0%	53.0%
Patient days	687,564	636,980	631,343	643,533	2,599,420
Adjusted patient days	960,155	912,511	905,645	917,133	3,695,444
Net inpatient revenue per patient day	$2,022	$2,105	$2,156	$2,165	$2,110
Admissions	135,481	127,560	127,373	130,614	521,028
Adjusted patient admissions	190,260	183,960	184,108	187,588	745,917
Net inpatient revenue per admission	$10,260	$10,512	$10,685	$10,665	$10,527
Average length of stay (days)	5.1	5.0	5.0	4.9	5.0
Surgeries	88,963	88,792	89,849	89,060	356,664
Net outpatient revenue per visit	$601	$627	$643	$646	$629
Outpatient visits	964,700	945,369	933,313	932,837	3,776,219

Sources of net patient revenue
Medicare	27.5%	25.2%	25.3%	25.5%	25.9%
Medicaid	7.3%	9.5%	9.5%	8.9%	8.8%
Managed care governmental	12.7%	11.3%	11.4%	12.9%	12.1%
Managed care commercial	40.8%	41.1%	41.2%	41.0%	41.0%
Indemnity, self-pay and other	11.7%	12.9%	12.6%	11.7%	12.2%

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS

Fiscal 2007 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended				Year Ended
	3/31/07	6/30/07	9/30/07	12/31/07	12/31/07
Net inpatient revenues	$1,390	$1,341	$1,364	$1,397	$5,492
Net outpatient revenues	$580	$593	$604	$608	$2,385

Number of general hospitals (at end of period)	48	49	49	49	49
Licensed beds (at end of period)	13,424	13,458	13,465	13,487	13,495
Average licensed beds	13,417	13,441	13,465	13,492	13,455
Utilization of licensed beds	56.9%	52.1%	51.1%	52.0%	53.0%
Patient days	687,564	636,980	633,232	644,959	2,602,735
Adjusted patient days	960,155	912,511	910,737	921,434	3,704,837
Net inpatient revenue per patient day	$2,022	$2,105	$2,154	$2,166	$2,110
Admissions	135,481	127,560	127,767	130,927	521,735
Adjusted patient admissions	190,260	183,960	185,170	188,530	747,920
Net inpatient revenue per admission	$10,260	$10,513	$10,676	$10,670	$10,526
Average length of stay (days)	5.1	5.0	5.0	4.9	5.0
Surgeries	88,963	88,792	90,327	89,091	357,173
Net outpatient revenue per visit	$601	$627	$639	$645	$628
Outpatient visits	964,700	945,369	943,706	942,849	3,796,624

Sources of net patient revenue
Medicare	27.5%	25.2%	25.3%	25.4%	25.9%
Medicaid	7.3%	9.5%	9.5%	8.7%	8.8%
Managed care governmental	12.7%	11.3%	11.4%	12.9%	12.1%
Managed care commercial	40.8%	41.1%	41.2%	41.3%	41.0%
Indemnity, self-pay and other	11.7%	12.9%	12.6%	11.7%	12.2%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) before (1) cumulative effect of changes in accounting principle, net of tax, (2) income (loss) from discontinued operations, net of tax, (3) income tax (expense) benefit, (4) net gain (loss) on sales of investments, (5) minority interests, (6) investment earnings, (7) interest expense, (8) litigation and investigation (costs) benefit, (9) hurricane insurance recoveries, net of costs, (10) impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries, (11) amortization, and (12) depreciation. The Company’s adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss). Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss), the most comparable GAAP term, to adjusted EBITDA, is set forth in the first table below for the three and nine months ended September 30, 2008 and 2007.

(2) Adjusted Free Cash Flow

Adjusted Free Cash Flow, a non-GAAP term, is defined by the Company as cash flow provided by (used in) operating activities less capital expenditures in continuing operations, new and replacement hospital construction expenditures, income tax refunds (payments) — net, payments against reserves for restructuring charges and litigation costs and settlements, and net cash provided by operating activities from discontinued operations. The Company believes the use of Adjusted Free Cash Flow is meaningful as the use of this financial measure provides the Company and the users of its financial statements with supplemental information about the impact on the Company’s cash flows from the items specified above. The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its cash flows, some of which are recurring. The Company uses this information in its analysis of its cash flows excluding items that it does not consider relevant to the liquidity of its hospitals in continuing operations going forward. Adjusted Free Cash Flow is a measure of liquidity that management uses in its business as an alternative to net cash provided by (used in) operating activities. Because Adjusted Free Cash Flow excludes many items that are included in our financial statements, it does not provide a complete measure of our liquidity. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance or liquidity. The reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP term, to Adjusted Free Cash Flow is set forth in the second table below for the three and nine months ended September 30, 2008 and 2007.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2008	2007	2008	2007
Net income (loss)	$104	$(59)	$58	$(14)
Less: Loss from discontinued operations, net of tax	(10)	(18)	(14)	(39)

Income (loss) from continuing operations	114	(41)	72	25
Income tax (expense) benefit	4	(10)	19	83
Net gain on sales of investments	140	—	140	—
Minority interests	(2)	—	(3)	(2)
Investment earnings	12	10	21	36
Interest expense	(106)	(105)	(312)	(315)

Operating income	66	64	207	223
Litigation and investigation (costs) benefit	5	(3)	(45)	(1)
Impairment of long-lived assets and goodwill and restructuring charges	(1)	(13)	(4)	(24)
Amortization	(10)	(7)	(27)	(23)
Depreciation	(84)	(77)	(250)	(230)

Adjusted EBITDA	156	164	533	501
Less: Losses of hospitals without full calendar year of operating results	(4)	—	(18)	—

Same-hospital adjusted EBITDA	$160	$164	$551	$501

Net operating revenues	$2,158	$2,041	$6,468	$6,090
Less: Revenues of hospitals without full calendar year of operating results	20	9	33	9

Same-hospital net operating revenues	$2,138	$2,032	$6,435	$6,081

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	7.2%	8.0%	8.2%	8.2%
Adjusted same-hospital EBITDA as % of net operating revenues (Adjusted same-hospital EBITDA margin)	7.5%	8.1%	8.6%	8.2%

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

(Dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net cash provided by operating activities	$151	$83	$141	$214
Less:
Income tax (payments) refunds, net	—	—	(3)	168
Payments against reserves for restructuring charges and litigation costs and settlements	(23)	(11)	(79)	(39)
Net cash provided by operating activities from discontinued operations	35	15	36	49

Adjusted net cash provided by operating activities – continuing operations	139	79	187	36
Purchases of property and equipment – continuing operations	(101)	(150)	(332)	(363)
Construction of new and replacement hospitals	(8)	(16)	(65)	(44)

Adjusted Free Cash Flow	$30	$(87)	$(210)	$(371)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income for Year Ending December 31, 2008

(Unaudited)

(Dollars in millions)	Low	High
Net income	$—	$75
Less: Loss from discontinued operations, net of tax	(25)	—

Income from continuing operations	25	75
Income tax benefit	14	14

Income from continuing operations, before income taxes	11	61
Net gain on sales of investments	140	140
Interest expense, net	(400)	(400)

Operating income	271	321
Litigation and investigation costs	(45)	(45)
Impairment of long-lived assets and goodwill, and restructuring charges	(4)	(4)
Depreciation and amortization	(380)	(380)

Adjusted EBITDA	$700	$750

Table #4 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2008

(Unaudited)

(Dollars in millions)	Low	High
Net cash provided by operating activities	$173	$278
Less:
Income tax payments, net	(45)	(45)
Payments against reserves for restructuring charges and litigation costs and settlements	(100)	(100)
Net cash used in operating activities from discontinued operations	(32)	(2)

Adjusted net cash provided by operating activities – continuing operations	350	425
Purchases of property and equipment – continuing operations	(478)	(528)
Construction of new and replacement hospitals	(82)	(82)

Adjusted Free Cash Flow – continuing operations	$(210)	$(185)